UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

April 30, 2004

RIVAL TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada

N/A

N/A

(State or other jurisdiction

(Commission

(IRS Employer

            of incorporation)

    File Number)

  Identification No.)

#200, 100 Park Royal, West Vancouver, British Columbia, Canada V7T 1A2

(Address of principal executive offices)

(Zip Code)

(604) 689-0584

(Registrant's telephone number, including area code)

Item 1. Change in Control of the Registrant

Effective April 28, 2004, Drayton Park Capital Corp. transferred 25,750,000 shares to Rockridge Capital Corp. in a private transaction, by gifting the shares for no consideration, representing a change of control of the registrant.

The following persons own 5% or more of the total outstanding shares of the Company:

No. of Common Shares

Percentage of Class

Rockridge Capital Corp.

25,750,000

60.5%

5,000,000

11.7%

The change of control has not resulted in any changes to the Company’s board of directors, officers, or business assets.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DATED: April 30, 2004

Rival Technologies Inc.

/s/ Robin J. Harvey

By:  Robin J. Harvey

President and Director

/s/ Perry Guglielmi

By:  Perry Guglielmi

Director